Exhibit 10.XXII

OAK RIDGE FINANCIAL SERVICES, INC.

STOCK OPTION GRANT AND AGREEMENT

THIS STOCK OPTION GRANT AND AGREEMENT (“Agreement”), being made according to and subject to the terms and conditions of the Oak Ridge Financial Services, Inc. Long-Term Stock Incentive Plan (referred to hereafter as the “Plan”), a copy of which Plan is attached hereto as Annex A and is hereby incorporated by reference and made a part of this Agreement, is herein executed and effective the      day of             ,         , between Oak Ridge Financial Services, Inc. (the “Company”) and                                          (“Optionee”):

1. Grant. As of the above date, the Company hereby grants to the Optionee (applicable provisions are marked):

an Incentive Stock Option [as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)] to purchase                  shares of Common Stock of the Company at the price stated in this Agreement;

a Nonqualified Stock Option to purchase                  shares of Common Stock of the Company at the price stated in this Agreement.

The Option(s) granted under this section and as described in this Agreement is (are) in all respects subject to and conditioned by the terms, definitions, and provisions of this Agreement and of the Plan. Capitalized terms in this Agreement which are not otherwise defined but which are defined in the Plan shall have the same meaning given to those terms in the Plan.

The Optionee has been granted Options under the Plan as a result of the Optionee’s position as a director employee of the Company or a subsidiary.

2. Price. The Option price is $         for each share.

3. Exercise of Option. The Option(s) granted under this Agreement shall be exercisable pursuant to the terms and conditions of the Plan and as set forth below:

(a) Right to Exercise: In addition to the terms and conditions imposed on the Optionee’s right to exercise the Options imposed in the Plan, the following terms and conditions are applicable:

(b) (Marked if applicable) Annual Installments: Subject to the terms and conditions of the Plan, the Incentive Stock Options can be exercised in annual installments as follows:

                 shares beginning on             , 20

                 shares beginning on             , 20

                 shares beginning on             , 20

                 shares beginning on             , 20

                 shares beginning on             , 20

Subject to the terms and conditions of the Plan, the Nonqualified Options can be exercised in annual installments as follows:

                 shares beginning on             , 20

                 shares beginning on             , 20

                 shares beginning on             , 20

                 shares beginning on             , 20

                 shares beginning on             , 20

The right to exercise the Option(s) in annual installments shall be cumulative. In addition, the Option(s) shall be exercisable upon disability, death and a change in control as set forth in the Plan.

(c) (Marked if applicable) Immediate Vesting: Subject to the terms and conditions of the Plan, all of the Options are vested, nonforfeitable and exercisable.

(d) Method of Exercise: The Options granted under this Agreement shall be exercisable by a written notice to the Secretary of the Company which shall:

(1) State the election to exercise the Option, the number of shares in respect of which the Option is being exercised, the person in whose name any stock certificate or certificates for such shares of Common Stock is to be registered or to whom any cash is to be paid, his or her address, and social security number;

(2) Contain any such representation and agreements as to Optionee’s investment intent with respect to shares of Common Stock as may be required by the Committee;

(3) Be signed by the person entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option in accordance with the Plan; and

(4) Be accompanied by payment of the purchase price of any shares with respect to which the Option is being exercised which payment shall be in form acceptable to the Committee pursuant to the Plan.

(e) Representations and Warranties: In order to exercise an Option, the person exercising the Option must make the representations and warranties to the Company as may be required by any applicable law or regulation, or as may otherwise be required pursuant to the Plan.

(f) Approvals. In order for an Option to be exercised, all filings and approvals required by applicable law and regulations or pursuant to the Plan must have been made and obtained.

4.	Non-transferability. This Option may not be transferred in any manner otherwise than in accordance with the terms of the Plan.

5.	Investment Purpose. This Option may not be exercised if the issuance of shares or payment of cash upon such exercise would constitute a violation of any applicable federal or state securities law or other law or valid regulation.

6.	Expiration. This Option shall expire on , 20 .

7.	Escrow. All stock purchased pursuant to an Incentive Stock Option shall be held in escrow for a period which ends on the later of (i) two years from the date of the granting of the option or (ii) one year after the transfer of the stock pursuant to the exercise of the Option. The stock shall be held by the Company or its designee. The Optionee who has exercised the Option shall have all rights of a stockholder, including but not limited to the rights to vote, receive dividends and sell the stock. The sole purpose of the escrow is to inform the Company of a disqualifying disposition of the stock within the meaning of Section 422 of the Code, and it shall be administered solely for this purpose.

8.	Tax Withholding. All stock, cash and other assets distributed pursuant to this Agreement shall be subject to applicable federal, state and local withholding for taxes. The Optionee expressly acknowledges and agrees to such withholding. The Optionee acknowledges and agrees to the tax withholding provisions which are set forth in the Plan.

9.	Resolution of Disputes. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction, or application of this Agreement or the Plan will be determined by the Committee designated in Section 2 of the Plan. Any determination made by such Committee shall be final, binding, and conclusive for all purposes.

10.	Construction Controlled by Plan. The Options evidenced hereby shall be subject to all of the requirements, conditions and provisions of the Plan. This Agreement shall be construed so as to be consistent with the Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision should appear to be inconsistent therewith.

11.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

12.	Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto and only subject to the limitations set forth in the Plan. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision.

13.	Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part, and shall not serve as a basis for interpretation or construction, of this Agreement. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

14.	Governing Law; Venue and Jurisdiction. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.

15.	Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, and its successors and assigns, and shall be binding upon and inure to the benefit of the Optionee, and his or her heirs, legatees, personal representative, executor, administrator and permitted assigns.

16.	Entire Agreement. This Agreement and the Plan constitute and embody the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

17.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.

ATTEST:	OAK RIDGE FINANCIAL SERVICES, INC.

By:

	Its:	President

(Corporate Seal)

OPTIONEE:

(SEAL)